EXHIBIT 14




                          INDEPENDENT AUDITORS' CONSENT




The Boards of Directors
Sit Mutual Funds, Inc. and
Sit Large Cap Growth Fund, Inc.:


We consent to the use of our report dated August 6, 1999 for Sit Regional Growth Fund and Sit Large Cap Growth Fund incorporated by reference herein, and to the reference to our Firm under the heading "FINANCIAL STATEMENTS AND EXPERTS" in Part A of this combined Proxy/Registration Statement on Form N-14.



                                          KPMG LLP





Minneapolis, Minnesota

April 7, 2000